THIS AMENDING AGREEMENT made and dated for reference the 29th day of January, 2009.

BETWEEN:

WEST CANYON ENERGY CORP.
20333 State Hwy, 249
Suite 200-113
Houston TX 77070

(the “Company”)

AND:

SUMMIT CONSULTING LIMITED
6860 S. Yosemite Ct.
Suite 2000
Centennial, CO 80112

(the “Contractor”)

WHEREAS:

A.	The Company and the Contractor entered into a consulting agreement dated July 2, 2008 for a term of one year (the “Agreement”);

B.	The Company and the Contractor wish to amend the Agreement to extend the term of the Agreement to December 31, 2009; and

C.	The parties wish to amend the Agreement in respect of the foregoing.

NOW THEREFORE THIS AMENDING AGREEMENT WITNESSETH that in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is also hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

1.	All capitalized terms not otherwise defined herein shall have the meanings set out in the Agreement.

2.	Section 4.1 of the Agreement is deleted in its entirety and is replaced with the following:

4.1

This Agreement shall become effective as of July 2, 2008 (the “Effective Date”), and shall continue until December 31, 2009, unless the Contractor ceases acting as a director and officer or is terminated pursuant to the terms of this Agreement.

3.	In all other respects the terms and conditions of the Agreement shall continue in full force and effect.

4.

Each of the parties hereto agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Amending Agreement.

5.	This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

6.

This Amending Agreement may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will be deemed to be one and the same instrument. The execution of this Amending Agreement will not become effective until all counterparts hereof have been executed by all of the parties hereto.

7.

Each of the parties hereto will be entitled to rely upon delivery by facsimile of executed copies of this Amending Agreement, and such facsimile copies will be effective to create a valid and binding agreement among the parties hereto in accordance with the terms and conditions of this Amending Agreement.

IN WITNESS WHEREOF this Amending Agreement has been executed and delivered as of the day and year first above written.

WEST CANYON ENERGY CORP.

Per:	/s/ Felipe Pimienta Barrios
Felipe Pimienta Barrios

SUMMIT CONSULTING LIMITED

Per:	/s/ Shane Reeves
Shane Reeves